SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

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     Rule 14a-6(e)(2))
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[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                               PS FINANCIAL INC.
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                (Name of Registrant as Specified in Its Charter)

                                 Paul J. Duggan
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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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

                                 Paul J. Duggan
                 and The Committee to Enhance Shareholder Value

                        An Extremely Important Message to
                         PS Financial, Inc. Stockholders


                                                               April 17, 2000


Dear Fellow Stockholders:

You have recently received correspondence from our Committee and from PS Financial ("PSFI") regarding the Annual Meeting of Stockholders.

Ask yourself the following questions.

o    Are you satisfied with the current stock price?
o    Do you think management will do what is best for you or best for them?
o Do you believe a one-office Thrift in Chicago is the best plan for the future?

Do not be swayed by anything management tried to tell you in its last self-serving letter. Let us finish the job we started .... and fight for the best possible future for all PSFI stockholders. A new and independent voice, working on your behalf on the Board of Directors will make a difference.

This is the key question you should consider: who do you trust to guide PSFI in the future? If you agree that the answer is our experienced, independent director, you owe it to yourself to support and vote FOR Paul J. Duggan.

 If you want to vote for our director nominee--and we urge that you do--please sign, date and return the enclosed BLUE proxy today. Even if the last proxy you returned was a white proxy, you can still vote for the Committee by completing and returning the enclosed BLUE proxy. Remember you are entitled to vote every share you owned on the March 15th record date.

Time is short.  Please vote today.

Thank you for your time and attention to this very important matter.

                                Very truly yours,

                                /s/ Paul J. Duggan and

                                Paul J. Duggan and
                                The Committee to Enhance Shareholder Value

                                (Call toll free 1-888-522-5332)